SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 3, 2010

(Date of earliest event reported)

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034 (Commission File Number)	41-0448030 (IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

612-330-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 3, 2010, Xcel Energy Inc., a Minnesota corporation (“Xcel Energy”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”) and, in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent (in such capacity, the “Forward Seller”) for an affiliated forward counterparty (the “Forward Counterparty”), and subsequently filed with the Securities and Exchange Commission a prospectus supplement relating to the sale by the Underwriters of 19,000,000 shares of Xcel Energy’s common stock, par value $2.50 per share, that will be borrowed and delivered to the Underwriters by the Forward Seller.  On August 4, 2010, the Underwriters exercised a one-time option to purchase an additional 2,850,000 shares of Xcel Energy’s common stock to cover over-allotments.  Such additional shares of common stock will be borrowed and delivered to the Underwriters by the Forward Seller.  In certain instances in which the Forward Seller is unable to borrow and deliver shares of common stock on the terms specified by the parties, Xcel Energy will issue and sell to the Underwriters a number of shares equal to the number of shares that the Forward Seller does not borrow or sell.  The closing of the offering of Xcel Energy’s common stock by the Underwriters is expected to occur on August 9, 2010, subject to the satisfaction of customary closing conditions.

In connection with the offering of Xcel Energy’s common stock by the Underwriters, Xcel Energy also entered into (a) a confirmation dated August 3, 2010 with the Forward Counterparty (the “Initial Forward Agreement”) and (b) a confirmation dated August 4, 2010 with the Forward Counterparty (the “Additional Forward Agreement” and, together with the Initial Forward Agreement, the “Forward Agreements”) relating to the forward sale by Xcel Energy of a number of shares of its common stock equal to the number of shares of common stock to be borrowed and delivered to the Underwriters by the Forward Seller pursuant to the Underwriting Agreement.  Settlement of the Forward Agreements is expected to occur no later than approximately 10 months following the date of the Underwriting Agreement.  Subject to certain exceptions, Xcel Energy may elect cash or net share settlement for all or a portion of its obligations under the Forward Agreements.  Upon any physical settlement of the Forward Agreements, Xcel Energy will deliver shares of its common stock in exchange for cash proceeds at the forward sale price, which initially is $20.855 and is subject to adjustment as provided in the Forward Agreements.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the offering of Xcel Energy’s common stock by the Underwriters and the entry into by Xcel Energy of the Initial Forward Agreement and the Additional Forward Agreement.

Item 9.01.  Financial Statements and Exhibits

(d)                                              Exhibits

Exhibit No.	Description

1.01	Confirmation, dated August 3, 2010, between Xcel Energy Inc. and Bank of America, N.A.

1.02	Confirmation, dated August 4, 2010, between Xcel Energy Inc. and Bank of America, N.A.

5.01	Opinion of Michael C. Connelly regarding the validity of certain securities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

By:	/s/ George E. Tyson II
Name: George E. Tyson II
Title: Vice President and Treasurer

Dated:   August 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.01	Confirmation, dated August 3, 2010, between Xcel Energy Inc. and Bank of America, N.A.

1.02	Confirmation, dated August 4, 2010, between Xcel Energy Inc. and Bank of America, N.A.

5.01	Opinion of Michael C. Connelly regarding the validity of certain securities